UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amarantus Bioscience, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0690857 (I.R.S. Employer Identification No.)

675 Almanor Ave. Sunnyvale, CA (Address of Principal Executive Offices)	94085 (Zip Code)

First Amended 2008 Stock Plan

(Full title of the plan)

Corporation Service Company, 2711 Centerville Rd., Suite 400, Wilmington, DE 19808

(Name and address of agent for service)

(408) 737-2734

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock $0.001 par value	10,000,000 Shares	$0.0640 Per Share	$640,000.00	$87.30

(1)	This registration statement covers common stock issuable pursuant to the Registrant’s First Amended 2008 Stock Plan.

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the bid and asked price as of a specified date within five business days prior to the date of filing the registration statement.

(3)	Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the First Amended 2008 Stock Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

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Copies to:

Sunny Barkats, Esq.

JSBarkats, PLLC

18 East 41st Street, 19th Floor

New York, NY 10017

P: (646) 502-7001

F: (646) 607-5544

www.JSBarkats.com

Amendment to Increase the Number of Registered Shares of Effective Plan

This Amendment incorporates by reference the contents of the S-8 Registration Statement for the First Amended 2008 Stock Plan filed on 30 November 2011 (333-178222/111233270) and increases the number of registered shares of the same class under the plan by 10,000,000 shares.

Interests of Named Experts and Counsel.

JSBarkats, PLLC prepared this S-8 Registration Statement and is the Company’s primary legal counsel with respect to corporate and securities matters.  Sunny Barkats, an attorney with JS Barkats, PLLC, will receive an aggregate of 1,000,000 shares of the Company’s common stock under the First Amended 2008 Stock Plan, as amended to increase the shares registered under the plan, as compensation for legal services and business counsel provided to the Company.

Exhibit Number	Description

5.1	Opinion of JSBarkats, PLLC regarding the validity of the securities; consent to use

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in Sunnyvale, California, on 26 February 2013.

Amarantus Bioscience, Inc.

By:	/s/ Gerald Commissiong
Gerald Commissiong President, Chief Executive Officer, Principal Executive Officer, and Director

By:	/s/ Marc Faerber
Marc Faerber Chief Financial Officer, and Principal Accounting Officer

By:	/s/ John Commissiong
John Commissiong, Chief Scientific Officer and Director
By:	/s/ Robert Harris
Robert Harris, Director

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald Commissiong as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By:	/s/ Gerald Commissiong	February 26, 2013
Gerald Commissiong President, Chief Executive Officer, Principal Executive Officer, and Director
By:	/s/ Marc Faerber	February 26, 2013
Marc Faerber Chief Financial Officer, and Principal Accounting Officer

By:	/s/ John Commissiong	February 26, 2013
John Commissiong, Chief Scientific Officer and Director

By:	/s/ Robert Harris	February 26, 2013
Robert Harris, Director